CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for California Service Stations, Inc. (formerly known as Mendocino Partners, Inc.), of our report dated August 31, 2004, relating to the June 30, 2004 and 2003 financial statements of Mendocino Partners, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".





PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 29, 2004